Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-28599, 33-37247, 33-42753, 33-51758, 33-82138, 333-34287, 333-66277, 333-79359, 333-38530, 333-69486, 333-96893, 333-109992 and 333-120147) of Southwall Technologies Inc., of our report dated April 13, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 29, 2006